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                                                                      EXHIBIT 21

                     SUBSIDIARIES OF AMERIGAS PARTNERS, L.P.

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                                                                                                   STATE OF
SUBSIDIARY                                                           OWNERSHIP                   INCORPORATION
----------                                                           ---------                   -------------
AmeriGas Finance Corp.                                                  100%                           DE
AmeriGas Propane, L.P.                                                98.99%                           DE
           AmeriGas Eagle Propane, L.P.                                  99%                           DE
                     AmeriGas Eagle Parts & Service, Inc.               100%                           PA
           AmeriGas Propane Parts & Service, Inc.                       100%                           PA
           AmeriGas Eagle Propane, Inc.                                 100%                           DE
                     AmerE Holdings, Inc.                               100%                           DE
                     AmeriGas Eagle Holdings, Inc.                      100%                           DE
                               Active Propane of Wisconsin LLC          100%                           DE
AmeriGas Eagle Finance Corp.                                            100%                           DE
AP Eagle Finance Corp.                                                  100%                           DE
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